                                                                   Exhibit 10.40

                             DATED 15th February 2007

                    (1) UNILEVER UK CENTRAL RESOURCES LIMITED

                               (2) UNIPATH LIMITED

                     (3) INVERNESS MEDICAL INNOVATIONS INC.

                                   ----------

                                SUB - UNDERLEASE

                                       OF

                        OFFICE AND PRODUCTION PREMISES AT
                          PRIORY BUSINESS PARK BEDFORD

                                   ----------

                                SLAUGHTER AND MAY
                                 ONE BUNHILL ROW
                                 LONDON EC1Y 8YY
                               TEL: 020 7600 1200
                               FAX: 020 7090 5000
                                  REF: DCRW/SEL
                                   PR061930053
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                                   PARTICULARS

LR1.  DATE OF LEASE: 15th February, 2007

LR2   TITLE        : LR2.1  LANDLORD'S TITLE NUMBER(S)
      NUMBER(S)      BD198122

                     LR2.2  OTHER TITLE NUMBERS
                     BD 196859

LR3.  PARTIES TO   : LANDLORD
      THIS LEASE     UNILVER U.K. CENTRAL RESOURCES LIMITED (registered in
                     England number 00029140) whose registered office is at UNILIEVER HOUSE, BLACKFRIARS, LONDON EC4P 4BQ

                     TENANT

                     UNIPATH LIMITED (registered in England number 00417198) whose registered office is at Stannard Way, Priory Business Park, Bedford MK44 3UP

                     OTHER PARTIES
                     SURETY

                     INVERNESS MEDICAL INNOVATIONS INC. (a corporation registered in the State of Delaware) whose registered office is at 51 Sawyer Road, Suite 200, Waltham, Massachusetts

LR4.  PROPERTY     : Land lying to the north of Stannard Way, Bedford known as
                     Priory Business Park, Bedford MK44 3UP shown edged red on Plan A (as defined in the lease) of the lease.

                     IN THE CASE OF A CONFLICT BETWEEN THIS CLAUSE AND THE REMAINDER OF THIS LEASE THEN, FOR THE PURPOSES OF REGISTRATION, THIS CLAUSE SHALL PREVAIL.

LR5.  PRESCRIBED   : None
      STATEMENTS
      ETC.

LR6.  TERM FOR     : From and including 20 December 2001 to and including 27
      WHICH THE      September 2021.
      PROPERTY IS
      LEASED

LR7.  PREMIUM      : None

LR8.  PROHIBITIONS : This lease contains a provision that prohibits or restricts
      OR             dispositions.
      RESTRICTIONS
      ON DISPOSING
      OF THIS LEASE

                                 PARTICULARS

LR9   RIGHTS OF    : LR9.1 TENANT'S CONTRACTUAL RIGHTS TO RENEW THIS LEASE, TO
      ACQUISITION    ACQUIRE THE REVERSION OR ANOTHER LEASE OF THE PROPERTY, OR
      ETC.           TO ACQUIRE AN INTEREST IN OTHER LAND

                     None

                     LR9.2 TENANT'S COVENANT TO (OR OFFER TO) SURRENDER THIS
                     LEASE

                     None

                     LR9.3 LANDLORD'S CONTRACTUAL RIGHTS TO ACQUIRE THIS LEASE

                     None

LR10. RESTRICTIVE  : None
      COVENANTS
      GIVEN IN THIS
      LEASE BY THE
      LANDLORD IN
      RESPECT OF
      LAND OTHER
      THAN THE
      PROPERTY

LR11. EASEMENTS    : LR11.1 EASEMENTS GRANTED BY THIS LEASE FOR THE BENEFIT OF
                     THE PROPERTY

                     Clause 4 (referring to the first schedule of the Headlease (as defined in the lease), a copy of which is annexed to the Superior Lease (as defined in the lease, a certified copy of which is annexed to the lease)) LR11.2 EASEMENTS GRANTED OR RESERVED BY THIS LEASE OVER THE PROPERTY FOR THE BENEFIT OF OTHER PROPERTY

                     Clause 4 (referring to first schedule of the lease and to the second schedule of the Headlease (as defined in the lease), a copy of which is annexed to the Superior Lease (as defined in the lease, a certified copy of which is annexed to the lease))

LR12. ESTATE       : None
      RENTCHARGE
      BURDENING
      THE PROPERTY

LR13. APPLICATION  : None
      FOR STANDARD
      FORM OF
      RESTRICTION

                                 PARTICULARS

LR14. DECLARATION  : Not applicable
      OF TRUST
      WHERE THERE
      IS MORE THAN
      ONE PERSON
      COMPRISING
      THE TENANT

THIS SUB - UNDERLEASE is made on the ____________ 2006 between (1) the Landlord specified in the Particulars in Clause 1 below, (2) the Tenant specified in those Particulars and (3) the Surety specified in those Particulars

THIS DEED WITNESSES AS FOLLOWS:

1.   PARTICULARS

     THE LANDLORD UNILEVER U.K. CENTRAL RESOURCES LIMITED whose registered office is at Unilever House Blackfriars London EC4P 4BQ (Company Registration no 29140)

     THE TENANT UNIPATH LIMITED whose registered office is at Stannard Way, Priory Business Park, Bedford MK44 3UP, (Company Registration no 00417198)

     THE SURETY INVERNESS MEDICAL INNOVATIONS INC. Whose registered office is at 51 Sawyer Road, Suite 200, Waltham, Massachusetts, being a corporation registered in the State of Delaware

     THE ESTATE all that land shown edged yellow on Plan B and known as the Priory Business Park Bedford

     THE PREMISES all that land shown edged red on Plan A together with the buildings erected thereon.

     TERM COMMENCEMENT DATE the 20th day of December 2001

     CONTRACTUAL TERM a term from and including the Term Commencement Date and expiring on 27th September, 2021

     RENT COMMENCEMENT DATE the 20th day of December 2001

     INITIAL RENT One million four hundred and sixty thousand pounds (L1,460,000) per year

     REVIEW DATES the 29th September, 2006, 29th September, 2011 and 29th September, 2016 and "Review Date" means any one of the review Dates

     INTEREST RATE 3% per year above the base lending rate of Lloyds Bank plc or if Lloyds Bank plc shall cease to publish a base lending rate such other bank as the Landlord acting reasonably may from time to time nominate in writing

     PERMITTED USER Any use or uses within Class B1 and/or Class B8 in the schedule to the Town and Country Planning (Use Classes) Order 1987 which is in keeping with a high class business park

     DECORATING YEARS are as defined in the Superior Lease

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                                        2


2.   DEFINITIONS

     For the purposes of this lease the terms in the Particulars in Clause 1 have the meanings therein set out and the following terms shall unless the context otherwise admits have the following meanings:

     "ESTATE ROADS" means the roadways shown for the purpose of identification only coloured blue on Plan B comprising the two roads linking the Premises to the adopted highway

     "GUARANTOR'S COVENANTS" means the covenants in the form specified in the Fourth Schedule

     "GROUP COMPANY" of the Landlord or of the Tenant means a company that is a member of the same group as the Landlord or the Tenant (where the context so requires) within the meaning of Section 42 of the 1954 Act

     "ACCEPTABLE SUBSTITUTE" means a company which is a Group Company of the Tenant and which is approved in writing by the Landlord as an acceptable assignee of this lease (such approval not to be withheld in the case of a company the covenant of which is in the reasonable opinion of the Landlord of equal quality to or better quality than that of the Tenant)

     "HEADLEASE" means a lease dated 26th day of November 1996 and made between the Bedford Borough Council (1) and Wilson Bowden Properties Limited (2); Title Number BD196859 (a copy of which is annexed to the Superior Lease)

     "INSURANCE RENT" means:

     (1) the insurance premium (without deduction in respect of any commission paid or allowed by the insurers to the Landlord in respect of such insurance) and tax thereon incurred by the Landlord in relation to insuring the Premises against the Insured Risks including those items specified in Clause 7.2.2.1 and effecting the insurance against loss of rent and service charge specified in Clause 7.2.2.2 and

     (2) all of any increased premium and tax thereon payable by reason of any act or omission of the Tenant and such Insurance Rent shall be paid without any deduction or set off PROVIDED THAT during the subsistence of the Superior Lease the insurance rent shall mean the Insurance Rent payable under the Superior Lease

     "INSURED RISKS" means fire lightning explosion aircraft damage (including articles dropped from aircraft) riot civil commotion malicious persons earthquake storm tempest flood bursting and overflowing of water pipes tanks and other apparatus and impact by road vehicles and such other risks as the Landlord from time to time in its reasonable discretion thinks fit to insure against

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                                        3


     "INTEREST" means interest during the period from the date on which the payment is due to the date of payment both before and after any judgement at the Interest Rate then prevailing

     "THE 1954 ACT" means the Landlord and Tenant Act 1954 and all statutes regulations and orders included by virtue of clause 3.14

     "PERMITTED PART" means (subject to the proviso below) any of the following parts of the Premises:

     1.   The Office Building as a whole or

     2. Any part of the Office Building with a net internal area not less than ten thousand (10,000) square feet or

     3.   The Production Building as a whole or

     4. Any part of the Production Building with a gross internal area of not less than twenty thousand (20,000) square feet or together (in any such case) with appropriate rights in respect of access services and the use of parking spaces and (in the case of all or part of the Production Building) the service yard

     "PIPES" means all pipes sewers drains mains ducts conduits gutters watercourses wires cables channels flues and all other conducting media and includes any fixings louvres cowls and any other ancillary apparatus

     "PLAN A" "PLAN B" and "PLAN C" means the plans attached hereto labelled "Plan A" "Plan B" and "Plan C" respectively

     "THE PLANNING ACTS" means the Town and Country Planning Act 1990 and all statutes regulations and orders included by virtue of clause 3.14 the Planning (Listed Building and Conservation Areas) Act 1990 and the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991

     "THE PRODUCTION BUILDING" means that part of the Premises shown for the purpose of identification only edged red on Plan C

     "RENT" means the Initial Rent and rent ascertained in accordance with Part I of the Second Schedule and such term includes neither the Insurance Rent nor the Service Charge but the term "rents" includes Rent the Insurance Rent and the Service Charge PROVIDED THAT during the subsistence of the Superior Lease the Rent shall be the Rent payable under the Superior Lease

     "THE USER COVENANTS" means the covenants set out in the Third Schedule

     "THE OFFICE BUILDING" means that part of the Premises shown for the purpose of identification only edged blue on Plan C

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                                        4


     "THE SERVICES" means the services specified in the Fifth Schedule to the Headlease

     "THE SUPERIOR LEASE" means a lease of the Premises dated 11th December, 1996 between Wilson Bowden Properties Limited (1) and Unilever UK Holdings Limited (2) Title number BD198122 (a certified copy of which is annexed to this lease)

     "THE SUPERIOR LANDLORD" means the person entitled for the time being to the reversion immediately expectant on the determination of the term granted by the Superior Lease.

     "SURVEYOR" means any person or firm appointed by or acting for the Landlord (including an employee of the Landlord or a Group Company of the Landlord and including also the person or firm appointed by the Landlord or the Superior Landlord to collect the rents) to perform any of the functions of the Surveyor under this lease

3.   INTERPRETATION

     The expressions "the Landlord" and "the Tenant" wherever the context so admits include respectively the person for the time being entitled to the reversion immediately expectant on the determination of the Term or the Tenant's successors in title (as the case may be)

     The expression the "Head Landlord" means the person for the time being entitled to the reversion immediately expectant on the determination of the term granted by the Headlease

     Where the Landlord or the Tenant for the time being are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and severally

     Words importing one gender include all other genders and words importing the singular include the plural and vice versa

     The expression "Guarantor" means any person who enters into covenants with the Landlord pursuant to clause 5.9.7

     References to "the Premises" (except in relation to Clause 5.9) in the absence of any provision to the contrary include any part of the Premises (and the expression "the Premises" includes all additions and improvements thereto and all Landlord's fixtures and fittings from time to time in or on the Premises)

     The expression "the Term" includes the Contractual Term and any period of holding-over or extension or continuance of the Contractual Term whether by statute or common law

     References to "the last year of the Term" or "the expiration of the Term" include the last year of the Term however the Term shall determine (whether by effluxion of time or otherwise)

     References to any right of the Landlord to have access to the Premises shall be construed as extending to the Superior Landlord and Head Landlord and to all persons authorised by the Landlord or Superior Landlord or Head Landlord (including agents professional advisers contractors workmen and others) where the Headlease or Superior Lease grants such rights of access but only on the terms set out in this lease

     Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation not knowingly to permit or suffer such act or thing to be done by another person

     References to "consent of the Landlord" or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and where so required under the terms of the Superior Lease the Superior Landlord and where so required under the terms of the Headlease the Head Landlord and references to "approved" and "authorised" or words to similar effect mean (as the case may be) approved or authorised in writing by or on behalf of the Landlord or Superior Landlord or Head Landlord

     The terms "the parties" or "party" mean the Landlord and/or the Tenant but except where there is an express indication to the contrary exclude any Guarantor

     "Development" has the meaning given by the Town and Country Planning Act 1990 Section 55

     Any references to a specific statute include any statutory extension or modification amendment or re-enactment of such statute and any regulations or orders made under such statute and any general reference to "statute" or "statutes" includes any regulations or orders made under such statute or statutes

     References in this lease to any clause sub-clause or schedule without further designation shall be construed as a reference to the clause sub-clause or schedule to this lease so numbered

     The clause paragraph and schedule headings do not form part of this lease and shall not be taken into account in its construction or interpretation

4.   DEMISE

     The Landlord demises to the Tenant with full title guarantee the Premises TOGETHER with the rights granted with the Premises in the Headlease but EXCEPTING AND RESERVING to the Landlord the rights specified in the First Schedule TO HOLD the Premises to the Tenant for the Contractual Term SUBJECT to the rights excepted and reserved to the Head Landlord in the Headlease YIELDING AND PAYING to the Landlord without any deduction or set off:

     the Rent by equal quarterly payments in advance on the usual quarter days in every year and proportionately for any period of less than a year by way of further rent the Insurance Rent payable on demand in accordance with clause 7.3 and by way of further rent the Service Charge payable in accordance with clause 5.22

5.   THE TENANT'S COVENANTS

     The Tenant covenants with the Landlord:

5.1  Rents

     To pay the rents on the days and in the manner set out in this lease.

5.2  Outgoings and VAT

     To perform the covenants on the part of the lessee contained in Clause
     3.3.1 and (insofar as liability thereunder arises in connection with an application for consent or approval made by the Tenant) Clause 3.3.2 of the Headlease and (without prejudice to the foregoing) to pay and to indemnify the Landlord against:

5.2.1 all rates taxes duties charges outgoings and obligations whatsoever (whether imposed by statute or otherwise and whether of a national or local character and whether of the nature of capital or revenue and even though of a wholly novel character) which are now or may at any time hereafter be assessed charged or imposed upon the Premises or any part thereof or upon the owner or occupier in respect thereof including value added tax or any other similar tax but otherwise excluding any assessed charged or imposed on or by reference to the Rent or any dealing with the Landlord's, Superior Landlord's or Head Landlord's reversion)

5.2.2 VAT (or any tax of a similar nature that may be substituted for it or levied in addition to it) chargeable in respect of any payment made or to be made by the Tenant under any of the terms of or in connection with this lease or in respect of any payment made by the Landlord where the Tenant agrees in this lease to reimburse the Landlord for such payment and such VAT is irrecoverable by the Landlord

5.3  Electricity, gas and other services consumed

     To pay to the suppliers and to indemnify the Landlord against all charges for electricity gas and other services consumed or used at or in relation to the Premises (including meter rents)

5.4  Repair and cleaning

5.4.1 To repair the Premises and keep them in good and substantial repair (excepting damage caused by an Insured Risk save to the extent that the insurance money is irrecoverable in consequence of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority and under the Tenant's control)

5.4.2 To replace from time to time the Landlord's fixtures and fittings in the Premises which may be or become beyond repair at any time during or at the expiration of the Term

5.4.3 As often as may be reasonably necessary to have professionally treated in accordance with the best approved manner for preserving and protecting the same all inside and outside parts of the Premises requiring treatment for their preservation and protection

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                                        7


5.5  Decoration

     In each of the Decorating Years and in the last year of the Term to redecorate the Premises in a good and workmanlike manner and with appropriate materials of good quality to the reasonable satisfaction of the Surveyor provided that the covenants relating to the last year of the Term shall not apply where the Tenant shall have redecorated the Premises less than 18 months prior to the expiry of the Term

5.6  Aerials etc.

     Not without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed to erect any pole mast or wire or satellite dish (whether in connection with telegraphic telephonic radio or television communication or otherwise) upon the Premises

5.7  Statutory obligations

5.7.1 At the Tenant's own expense to execute all works and provide and maintain all arrangements upon or in respect of the Premises or the use to which the Premises are being put that are required in order to comply with the requirements of any statute (already or in the future to be passed) or any government department, local authority other public or competent authority or court of competent jurisdiction regardless of whether such requirements are imposed on the lessor the lessee or the occupier

5.7.2 Not to do in or near the Premises any act or thing by reason of which the Landlord may under any statute incur have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

5.7.3 Without prejudice to the generality of the foregoing to comply in all respects with the provisions of any statutes and any other obligations imposed by law or by any byelaws applicable to the Premises or in regard to carrying on the trade or business for the time being carried on the Premises

5.7.4 Without prejudice to the generality of the foregoing to observe and perform the covenants on the part of the lessee contained in Clauses 3.12 and 3.13 of the Headlease

5.8  Access of Landlord and notice to repair

5.8.1 To permit the Landlord in accordance with the First Schedule:

5.8.1.1 to enter upon the Premises for the purpose of ascertaining that the covenants and conditions of this lease have been observed and performed and

5.8.1.2 to view the state of repair and condition of the Premises

5.8.2 As soon as reasonably practicable to repair cleanse maintain and paint the Premises if required by any notice given to the Tenant or left upon the Premises by the Landlord specifying any repairs cleaning maintenance or painting that the Tenant has failed to execute in breach of the terms of this lease and requesting the Tenant immediately to execute the same

5.8.3 If within a reasonable period after the service of such a notice the Tenant shall not have commenced and be proceeding diligently with the execution of the work referred to in the notice or shall fail to complete the work within a reasonable period to permit the Landlord to enter the Premises to execute such work as may be necessary to remedy the breach of covenant and to pay to the Landlord the reasonable cost of so doing and all expenses reasonably incurred by the Landlord (including legal costs and surveyor's fees) within 14 days of a written demand

5.9  Alienation

5.9.1 Not (save pursuant to a transaction permitted by and effected in accordance with the provisions of this lease) to part with the possession of the whole or any part of the Premises or permit another to occupy the whole or any part of the Premises

5.9.2 Not to assign or charge part only of the Premises and not to underlet part save for an underletting of one or more Permitted Parts Provided that there shall not at any time be more than four separate occupiers of the Office Building and four separate occupiers of the Production Building

5.9.3 Not to create any underletting of one or more Permitted Parts unless it makes reasonable arrangements (including the granting and reserving of appropriate easements) for (i) access to the part underlet and the remaining part or parts of the Premises (ii) the use of parking spaces and where appropriate the service yard and (iii) the use of Pipes and other services, and it is agreed that in the case of a proposed underletting of the entire Office Building (on its own) or the entire Production Building (on its own) such arrangements may involve the physical separation of Pipes and other services serving the Building being underlet and shall (whether or not involving such physical separation) be such as are approved in writing by the Landlord or by the Surveyor (such approval not to be unreasonably withheld or delayed)

5.9.4 Not to assign underlet or charge the whole of the Premises or grant a lease of a Permitted Part without the prior consent of the Landlord, such consent not to be unreasonably withheld or delayed (save that such consent shall not be withheld in the case of a proposed assignment to a company which is an Acceptable Substitute)

5.9.5 Not to assign the Premises or underlet the Premises or any part unless the assignee or underlessee first enters into direct covenants with the Landlord in a form approved by the Landlord (such approval not to be unreasonably withheld or delayed) to perform and observe all the Tenant's covenants and all other provisions of this lease (except in the case of any underletting the covenant to pay rents) during the residue of the Term (and in so far as applicable in respect of an underletting of a Permitted Part)

5.9.6 When making application to the Landlord for consent to underlet to give to the Landlord full details of the annual rent and other payments or valuable consideration to be paid or given by the undertenant

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                                        9


5.9.7 On a permitted assignment or underletting and if the Landlord shall reasonably so require to procure that some guarantor or guarantors acceptable to the Landlord (acting reasonably) enter into direct covenants with the Landlord in the form of the Guarantor's covenants specified in the Fourth Schedule

5.9.8 That each and every permitted underlease shall be granted without any fine or premium at a rent not less than the then open market rental value of the Premises (or a proportionate part thereof in the case of an underletting of a Permitted Part) such rent to be payable in advance on the days on which Rent is payable under this lease and shall contain provisions:

5.9.8.1 for the upwards only review of the rent reserved by such underlease on the basis (so far as applicable to the part underlet in the case of an underlease of a Permitted Part or Parts) and no less frequently than on the dates on which the Rent is to be reviewed in this lease (or on such other basis as the Landlord may approve in writing such approval not to be unreasonably withheld or delayed)

5.9.8.2 prohibiting the undertenant from doing or allowing any act or thing in relation to the underlet premises inconsistent with or in breach of the provisions of this lease

5.9.8.3 for re-entry by the Tenant on breach of any covenant by the undertenant

5.9.8.4 imposing prohibition against all dispositions of or other dealings whatever with the underlet premises other than in accordance with the provisions of this lease

5.9.8.5 prohibiting any assignment or underletting of the whole without the prior consent of the Landlord under this lease (such consent not to be unreasonably withheld or delayed)

5.9.8.6 prohibiting the undertenant from creating a further underlease or permitting another to occupy the whole or any part of the Premises except as aforesaid

5.9.8.7 imposing in relation to any disposition the same obligations for registration with the Landlord as are contained in this lease in relation to dispositions by the Tenant and

5.9.9 To use its best endeavours to enforce the performance and observance by every such undertenant of the provisions of the underlease and not at any time without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) either expressly or by implication to waive any breach of the covenants or conditions on the part of any undertenant or assignee of any underlease or to vary the terms of any permitted underlease

5.9.10 In relation to any permitted underlease:

5.9.10.1 to use its best endeavours to ensure that the rent is reviewed in accordance with the terms of the underlease

5.9.10.2 to give notice to the Landlord of the details of the determination of every rent review within 28 days

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                                       10


5.9.10.3 not to be a party to or permit any agreement or arrangement for commutation in whole or part of any annual rent to be reserved on any underletting of the Premises or any part thereof in consideration of the payment of a lump sum of money or for other valuable consideration

5.9.10.4 that any underlease (except an underlease of the whole Premises or the entire Office Building on its own or the entire Production Building on its own) shall be excluded from the security of tenure provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 (as amended) by an Order of the appropriate Court and the Tenant shall not grant any such underlease until it has produced to the Landlord a copy of the Court Order permitting such exclusion

5.9.10.5 not without the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed) to accept or agree to accept any surrender in respect of any underlease or tenancy that may at any time relate to the Premises or any part thereof nor without such consent (not to be unreasonably withheld or delayed) to vary or permit or suffer any variation of the terms or conditions of any underlease or tenancy or any breach by an underlessee of any of the provisions of such underlease or tenancy

5.9.11 Within 28 days of any assignment charge underlease or any transmission or other devolution relating to the Premises to produce for registration with the Landlord's solicitor and the Superior Landlord's solicitors such deed or document or a certified copy of it and to pay the Landlord's solicitor's and the Superior Landlord's solicitors reasonable charges for the registration of every such document such charges not being less than L20 (twenty pounds) plus VAT

5.9.12 Notwithstanding clause 5.9.1 the Tenant may share the occupation of the whole or any part of the Premises with a company which is a Group Company of the Tenant for so long as such company shall remain a Group Company of the Tenant and otherwise than in a manner that transfers or creates a legal estate

5.9.13 Not to dispose or deal with the Premises otherwise than in accordance with the terms of the Superior Lease

5.10 Nuisance

5.10.1 Not to do nor allow to remain upon the Premises anything which may be or become or cause or create a legal nuisance or injury or damage to the Landlord or the Superior Landlord its tenants or the owners or occupiers of adjacent or neighbouring premises on the Estate

5.10.2 Not to use the Premises for a sale by auction or for any dangerous noxious noisy or offensive trade business manufacture or occupation nor for any illegal or immoral act or purpose nor to permit the emission of smoke

5.10.3 If the Landlord shall abate any nuisance for which the Tenant is responsible to pay all costs charges and expenses reasonably and properly incurred in abating such nuisance and executing all such works as may be necessary for such purpose whether or not required by a notice served by any local or other authority

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                                       11


5.10.4 To provide and maintain receptacles for the clean and efficient removal of waste materials from the Premises

5.11 Landlord's costs

     To pay to the Landlord on an indemnity basis all reasonable and proper costs fees charges disbursements and expenses (including without prejudice to the generality of the above those payable to counsel solicitors surveyors and bailiffs) reasonably and properly incurred by the Landlord in relation to or incidental to:

5.11.1 every application made by the Tenant for a consent or licence required by the provisions of this lease whether such consent or licence is granted or refused or proffered subject to any lawful qualification or condition or whether the application is withdrawn unless such refusal qualification or condition is unlawful whether because it is unreasonable or otherwise

5.11.2 the preparation and service of a notice under the Law of Property Act 1925 Section 146 or incurred by or in reasonable contemplation of proceedings under Sections 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court

5.11.3 the recovery or attempted recovery of arrears of rent or arrears of other sums due from the Tenant and

5.11.4 the preparation and service of a schedule of dilapidations for which the Tenant is liable and whether served during or within 3 months or after the expiration of the Term

5.12 The Planning Acts

5.12.1 Not to commit in relation to the Premises any breach of planning control (such term to be construed in the way in which it is used in the Planning
     Acts)

5.12.2 Not without the consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) to apply for planning permission to carry out any Development in or upon the Premises and at the expense of the Tenant to supply the Landlord with a copy of any application for planning permission together with such plans and other documents as the Landlord may reasonably require and to supply prior to the commencement of any Development a copy of any planning permission granted to the Tenant and not to commence any Development without the approval in writing of the Landlord (such approval not to be unreasonably withheld or delayed) of the conditions of such consent

5.12.3 To pay and satisfy any charge that may be imposed upon any breach by the Tenant of planning control or otherwise under the Planning Acts

5.12.4 Unless the Landlord shall otherwise direct to carry out and complete before the expiry of the Term any works required to be carried out to or in the Premises as a condition of any planning permission which may have been granted during the Term and implemented or partially implemented by the Tenant irrespective of the date by which such works were required to be carried out

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                                       12


5.13 Plans, documents and information

     If called upon to do so to produce to the Landlord or the Surveyor all plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of Clause 5.12 have been complied with

5.14 Indemnities

     To be responsible for and to keep the Landlord fully indemnified against all damage damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of any breach or non-observance by the Tenant of the covenants conditions or other provisions of this lease or any of the matters to which this demise is subject

5.15 Encroachments

5.15.1 Not to stop up darken or obstruct any windows or light belonging to the Premises

5.15.2 To take all reasonable steps to prevent any new window light opening doorway path passage pipe or other encroachment or easement being made or acquired in against out of or upon the Premises and to notify the Landlord immediately if any such encroachment or easement shall be made or acquired (or attempted to be made or acquired) and at the request and cost of the Landlord to adopt such means as shall reasonably be required to prevent such encroachment or the acquisition of any such easement

5.16 Yield up

     At the expiration of the Term:

5.16.1 to yield up the Premises in accordance with the terms of this lease (damage caused by any Insured Risks excepted save insofar as payment of the insurance money is refused due to some act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority and under the Tenant's control)

5.16.2 if so required by the Landlord (i) to remove any alterations made pursuant to paragraph 2.1 of the Third Schedule and (ii) to reinstate the premises in accordance with the Notional Office Building Specification and Notional Production Building Specification attached to the Superior Lease as qualified by the Reinstatement Provisions attached to the Superior Lease such reinstatement to be carried out to the reasonable satisfaction of the Surveyor

5.16.3 to remove all signs erected by the Tenant in upon or near the Premises and immediately to make good any damage caused by such removal

5.16.4 to give up all keys of the Premises to the Landlord

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                                       13


5.16 Interest on arrears

     If the Tenant shall fail to pay the rents or any other sum due under this lease within 7 days of the date due (whether in the case of rent formally demanded or not) the Tenant (here meaning only the Tenant in whom this lease is vested at the relevant time and not its predecessors in title) shall pay to the Landlord Interest on the rents or other sum from the date when they were due to the date on which they are paid and such Interest shall be deemed to be rent due to the Landlord

5.17 Statutory notices etc

     To give full particulars to the Landlord, Superior Landlord and Head Landlord of any notice direction order or proposal for the Premises made given or issued to the Tenant by any local or public authority within 7 days of receipt and if so required by the Landlord, Superior Landlord and Head Landlord to produce it to the Landlord, Superior Landlord and Head Landlord and without delay to take all necessary steps to comply with the notice direction or order and at the Landlord's. cost and reasonable request to make or join with the Landlord in making such objection or representation against or in respect of any notice direction order or proposal as the Landlord shall deem expedient unless it would be adverse to the Tenant's commercial interests

5.18 Re-letting Sale of reversion etc

5.19.1 To permit the Landlord in the case of a proposed sale of the Landlord's interest or any other superior interest at any time during the Term and in the case of reletting the Premises during the last twelve months before the end of the Term to fit in a conspicuous position on the Premises (but not so as to obscure or obstruct any windows or doors) a notice board for such reletting or sale of the same and not to take down or obscure the said notice board

5.19.2 At all times during the Term to permit any person authorised by order in writing of the Landlord or its agents on reasonable prior notice to view and take measurements of the Premises at reasonable hours in the daytime

5.19 Defective premises

     To give notice to the Landlord, Superior Landlord and Head Landlord of any defect in the Premises which might give rise to an obligation on the Landlord and/or Superior Landlord and/or the Head Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises in connection therewith

5.20 Landlord's rights

     To permit the Landlord at all times during the Term to exercise without interruption or interference in accordance with the First Schedule any of the rights granted or reserved to it by virtue of the provisions of this lease

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                                       14


5.22 The User Covenants Regulations and Service Charge

5.22.1 To observe and perform the User Covenants and the covenants on the part of the lessee contained in Clauses 3.5 and 3.9 of the Headlease

5.22.2 To comply with the regulations in the Fourth Schedule to the Headlease and to use reasonable endeavours to ensure that other occupiers of the Premises or any part thereof do so

5.22.3 To pay the service charge (pursuant to the terms of the Third Schedule to the Headlease) to the Landlord or if the Landlord shall direct to the Superior Landlord or Head Landlord within 10 days of receipt from the Landlord of a service charge statement compiled by the Head Landlord in accordance with the Third Schedule to the Headlease

5.23 Headlease Covenants

     To indemnify the Landlord against any costs claims or expenses in respect of any breach of the terms of the Headlease resulting from any breach on the part of the Tenant of any of its covenants or obligations or conditions contained in this lease

5.24 Superior Lease Covenants

     To perform and observe all the covenants (excepting obligations on the lessee to make payments to the lessor under the Superior Lease) on the part of the lessee contained in the Superior Lease, and to indemnify the Landlord against any costs claims or expenses resulting from any breach on the part of the Tenant of this covenant.

6.   THE LANDLORD'S COVENANTS

     The Landlord covenants with the Tenant:

6.1  Quiet enjoyment

     To permit the Tenant peaceably and quietly to hold and enjoy the Premises without any interruption or disturbance from or by the Landlord or any person claiming through under or in trust for the Landlord or by title paramount

6.2  Superior Lease

6.2.1 Promptly to pay the basic rent reserved by and to observe and perform and indemnify of any breach of the covenants on the part of the lessee contained in the Superior Lease or to procure that this is done except to the extent that such covenants are within the scope of the covenants on the part of the Tenant contained in this lease

6.2.2 To pay the service charge to the Superior Landlord and produce a copy of the receipted account to the Tenant or to procure that this is done

6.2.3 Subject to the Tenant indemnifying the Landlord against the reasonable and proper costs incurred by the Landlord, at the reasonable request of the
     Tenant:

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                                       15


6.2.3.1 to take such action as the Tenant reasonably deems appropriate to enforce the obligations on the part of the Superior Landlord contained in the Superior Lease and

6.2.3.2 to use its best endeavours to obtain the consent of the Superior Landlord to any matter for which the Tenant reasonably requires such consent or to procure that this is done

7.   INSURANCE

7.1  Landlord to insure

     The Landlord covenants with the Tenant to:

7.1.1 insure the Premises save insofar as such insurance shall be vitiated by any act of the Tenant or by anyone at the Premises expressly or by implication with the Tenant's authority and under the Tenant's control and

7.1.2 produce to the Tenant on reasonable demand (and not more than once in any 12 month period) reasonable evidence of the terms of the policy and the fact that the last premium has been paid and

7.1.3 notify the Tenant of any material change in the risks covered by the policy from time to time or to procure that this is done

7.2  Details of the Insurance

     The Landlord shall procure that insurance shall be effected:

7.2.1 in such substantial and reputable insurance office or with such underwriters and through such agency as the Landlord may from time to time decide

7.2.2 for the following sums:

7.2.2.1 such sum as shall be the full cost of rebuilding and reinstatement including architects' surveyors' and other professional fees payable upon any application for planning permission or other permits or consents that may be required in relation to the rebuilding or reinstatement of the Premises the cost of debris removal demolition site clearance and any works that may be required by statute and incidental expenses and

7.2.2.2 the loss of Rent and Service Charge payable under this lease from time to time (having regard to any review of rent which may become due under this lease) for 3 years

7.2.3 against damage or destruction by the Insured Risks upon reasonable terms and at reasonable rates with an insurer of repute and subject to such excesses exclusions or limitations as are normal for premises similar to the Premises and within the same locality

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                                       16


7.3  Payment of Insurance Rent

7.3.1 The Tenant shall pay the Insurance Rent on the date of this lease for the period from and including the date hereof to the day before the next policy renewal date and subsequently the Tenant shall pay the Insurance Rent on demand and (if so demanded) in advance but not more than one month in advance of the policy renewal date

7.3.2 The Landlord will if practicable give to the Tenant reasonable notice of the amount of the premium for each year and if at any renewal the Tenant notifies the Landlord in writing that the Tenant believes that the premium is excessive the Landlord will pass to the insurers or the brokers through which any such insurance is arranged any representations which the Tenant may make and if the Tenant so requests will take reasonable steps (at the cost of the Tenant) to secure a reduction in the premium for the ensuing year or procure that this is done

7.4  Suspension of Rent

7.4.1 If and whenever during the Term the Premises or any part are damaged or destroyed by any of the Insured Risks so that the Premises or any part of them are unfit for occupation or use then to the extent that payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority and under the Tenant's control the provisions of clause 7.4.2 shall have effect

7.4.2 When the circumstances contemplated in clause 7.4.1 arise the Rent or a fair proportion of the Rent according to the nature and the extent of the damage sustained shall cease to be payable until the Premises or the damaged parts shall have been rebuilt or reinstated so that the Premises or the affected part are made fit for occupation or use (any dispute as to such proportion or the period during which the Rent shall cease to be payable to be determined in accordance with the Arbitration Acts 1950 to 1979 by an arbitrator to be appointed by agreement between the parties or in default by the President for the time being of the Royal Institution of Chartered Surveyors upon the application of either party)

7.5  Reinstatement and termination if prevented

7.5.1 If and whenever during the Term the Premises or any part are damaged or destroyed by any of the Insured Risks then to the extent that the payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority and under the Tenant's control the Landlord shall use its best endeavours to obtain all planning permissions or other permits and consents that may be required under the Planning Acts or other statutes (if any) or under the Headlease or procure that this is done to enable the Landlord to rebuild and reinstate or to procure the rebuilding or reinstatement of the Premises or such part or parts so damaged or destroyed ("Permissions") and the Tenant shall give the Landlord such assistance and support in that regard as the Landlord requires

7.5.2 Subject to the provisions of clauses 7.5.3 and 7.5.4 and only to the extent specified in clause 7.5.1 the Landlord shall as soon as the Permissions have been obtained or as

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                                       17


     soon as reasonably practicable where no Permissions are required apply all money received in respect of such insurance (except sums in respect of loss of Rent) in rebuilding or reinstating or procuring that such monies are applied to rebuild or reinstate the Premises so destroyed or damaged making up any difference between the cost of rebuilding and reinstating and the money received out of the Landlord's own money PROVIDED THAT the Landlord shall be entitled to rebuild or reinstate or to procure the rebuilding or reinstatement of the Premises either in the form in which they were immediately before the occurrence of the destruction or damage or in that form with such modifications as:

7.5.2.1 may be required by any competent authority as a condition of the grant of any of the Permissions and/or

7.5.2.2 the Landlord may reasonably make to reflect then current good building practice but so that the Landlord shall in any event provide in the Premises as rebuilt and reinstated accommodation for the Tenant no less convenient and commodious and ancillary facilities no less convenient than those which existed immediately before the occurrence of the destruction or damage

7.5.3 For the purposes of clause 7.5.4 the expression "Supervening Events" means:

7.5.3.1 the Landlord has failed despite using its best endeavours to obtain the Permissions

7.5.3.2 any of the Permissions have been granted subject to a lawful condition with which it would in all the circumstances be unreasonable to expect the Landlord to comply

7.5.3.3 the rebuilding or reinstating is prevented by war act of God Government action strike lock-out or

7.5.3.4 any other circumstances beyond the control of the Landlord

7.5.4 The Landlord shall not be liable to rebuild or reinstate the Premises or to procure the same if and for so long as such rebuilding or reinstating is prevented by Supervening Events

7.5.5 If upon the expiry of a period of 3 years commencing on the date of the damage or destruction the Premises (or a substantial part thereof) have not been rebuilt or reinstated so that the Premises are fit for the Tenant's occupation and use either the Landlord or the Tenant may by notice served on the other at any time within 6 months after the expiry of such period of 3 years (but before the Premises have been rendered fit for occupation and use) invoke the provisions of clause 7.5.6 PROVIDED THAT the Landlord shall only be entitled to invoke the provisions of clause 7.5.6 in the circumstances referred to in clause 7.5.4 and the Tenant shall not be entitled to invoke the provisions of clause 7.5.6 if any insurance money is wholly or substantially irrecoverable by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority

7.5.6 Upon service of a notice in accordance with clause 7.5.5:

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                                       18


7.5.6.1 the Term will absolutely cease but without prejudice to any rights or remedies that may have accrued to either party against the other

7.5.6.2 all money received in respect of the insurance effected by the Landlord pursuant to this clause 7 shall belong to the Landlord

7.6  Tenant's insurance covenants

     The Tenant covenants with the Landlord:

7.6.1 to comply with all the requirements of the insurers but if the Tenant shall notify the Landlord that the Tenant considers any such requirements unreasonable the Landlord shall so inform the insurers or the brokers through which the insurance is arranged and if the Tenant's objections are reasonable the Landlord shall use reasonable endeavours to persuade the insurers to drop the requirement to which the Tenant objects

7.6.2 not to do or omit anything that could cause any policy of insurance on or in relation to the Premises to become void or voidable wholly or in part nor (unless the Tenant shall pay the increased premium) anything by which additional insurance premiums may become payable

7.6.3 to keep the Premises supplied with adequate fire fighting equipment (including any which the fire authority may require or which the insurers or the Landlord may reasonably require) and to maintain such equipment to their satisfaction and in efficient working order and at least once in every 6 months to cause any sprinkler system and other fire fighting equipment to be inspected by a competent person

7.6.4 not to store or bring onto the Premises any article substance or liquid of a specially combustible inflammable or explosive nature (save in respect of the Permitted User and then only to the extent that such substances are properly stored displayed and maintained to the reasonable satisfaction of the Landlord and Superior Landlord) and to comply with the requirements of the fire authority and the reasonable requirements of the Landlord as to fire precautions relating to the Premises

7.6.5 not to obstruct the access to any fire equipment or the means of escape from the Premises nor to lock any fire door while the Premises are occupied

7.6.6 to give notice to the Landlord immediately upon the Tenant becoming aware of the happening of any event which might affect any insurance policy on or relating to the Premises or upon the happening of any event against which the Landlord may have insured under this lease

7.6.7 if at any time the Tenant shall be entitled to the benefit of any insurance on the Premises (which is not effected or maintained in pursuance of any obligation contained in this lease) to apply all money received by virtue of such insurance in making good the loss or damage in respect of which such money shall have been received

7.6.8 if and whenever during the Term the Premises or any part of them are damaged or destroyed by an Insured Risk and the insurance money under the policy of insurance effected by the Landlord pursuant to its obligations contained in this lease is by reason

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                                       19


     of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority and under the Tenant's control wholly or partially irrecoverable immediately in every such case (at the option of the Landlord) either:

7.6.8.1 to rebuild and reinstate at its own expense the Premises or the part destroyed or damaged to the reasonable satisfaction and under the supervision of the Surveyor the Tenant being allowed towards the expenses of so doing upon such rebuilding and reinstatement being completed the amount (if any) actually received in respect of such destruction or damage under any such insurance policy or

7.6.8.2 to pay to the Landlord on demand the amount of such insurance money so irrecoverable together with Interest on such irrecoverable money from the date when the same would otherwise have been received by the Landlord to the date of payment by the Tenant

8.   VAT

     It is agreed that all rents and other payments whatsoever due from the Tenant hereunder shall be exclusive of Value Added Tax and the Tenant covenants with the Landlord that the Tenant shall in addition (upon receipt of a valid Value Added Tax invoice addressed to the Tenant) pay the full amount of any Value Added Tax or other similar tax for which the Landlord or other the person entitled to such rents or other payments shall from time to time be accountable in respect thereof

9.   PROVISOS

9.1  Re-entry

     If and whenever during the Term:

9.1.1 the rents (or any of them or any part of them) under this lease are outstanding for 21 days after becoming due whether (in the case of Rent) formally demanded or not or

9.1.2 there is a breach by the Tenant or any Guarantor for the time being of any covenant or other term of this lease or any document expressed to be supplemental to this lease or

9.1.3 an individual Tenant or any Guarantor for the time being becomes bankrupt or

9.1.4 a company Tenant or company Guarantor:

9.1.4.1 enters into liquidation whether compulsory or voluntary (but not if the liquidation is for amalgamation or reconstruction of a solvent company) or

9.1.4.2 has a receiver or administrative receiver appointed or

9.1.4.3 summons a meeting of its creditors or any of them under Part 1 of the Insolvency Act 1986 ("the 1986 Act") or

9.1.4.4 suffers a petition for an administration order or winding-up order in respect of it to be filed in Court or has an administration order or winding-up order made in respect of it

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                                       20


9.1.4.5 summons a meeting of its creditors under Section 98 of the 1986 Act; or

9.1.5 the Tenant or any Guarantor for the time being enters into an arrangement for the benefit of its creditors then the Landlord may re-enter the Premises (or any part of them in the name of the whole) at any time (and even if any previous right of re-entry has been waived) and then the Term will absolutely cease but without prejudice to any rights or remedies which may have accrued to the Landlord against the Tenant or to the Tenant against the Landlord in respect of any breach of covenant or other term of this lease (including the breach in respect of which the re-entry is made)

9.2  Rights easements etc

     The operation of the Law of Property Act 1925 Section 62 shall be excluded from this lease and the only rights granted to the Tenant are those expressly set out in this lease and the Tenant shall not by virtue of this lease be deemed to have acquired or become entitled by any means whatever to any easement from or over or affecting the Estate or any other land or premises now or at any time after the date of this lease belonging to the Landlord, the Superior Landlord or the Head Landlord and not comprised in this lease

9.3  Accidents

     The Landlord, Superior Landlord and the Head Landlord shall not be responsible to the Tenant or to anyone at the Premises or using the Estate Roads expressly or by implication with the Tenant's authority for any accident happening or injury suffered or for any damage to or loss of any chattel sustained in the Premises or the Estate unless due to the act neglect or default of the Landlord or covered by the Landlord's insurance

9.4  Perpetuity period

     The perpetuity period applicable to this lease shall be 80 years from the commencement of the Contractual Term and whenever in this lease either party is granted a future interest in property there shall be deemed to be included in respect of every such grant a provision requiring that future interest to vest within the stated period and for it to be void for remoteness if it shall not have so vested

9.5  Exclusion of use warranty

     Nothing in this lease or in any consent granted by the Landlord under this lease shall imply or warrant that the Premises may lawfully be used under the Planning Acts for the purpose authorised in this lease (or any purpose subsequently authorised)

9.6  Entire understanding

     This lease embodies the entire understanding of the parties relating to the Premises and to all the matters dealt with by any of the provisions of this lease

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                                       21


9.7  Licences etc under hand

     Whilst the Landlord is a limited company or other corporation all licences consents approvals and notices required to be given by the Landlord shall be sufficiently given if given under the hand of a director the secretary or other duly authorised officer of the Landlord

9.8  Service of notices

     The provisions of the Law of Property Act 1925 Section 196 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this lease except that Section 196 shall be deemed to be amended as follows:

9.8.1 the final words of Section 196 (4) ____ and that service ____________ be delivered shall be deleted and there shall be substituted ____ and that service shall be deemed to be made on the second Working Day after the registered letter has been posted ("Working Day" meaning any day from Monday to Friday (inclusive) other than Christmas Day Good Friday and any statutory bank or public holiday)

9.8.2 any notice or document shall also be sufficiently served if sent by telex facsimile transmission to the party to be served and that service shall be deemed to be made on the day of transmission if transmitted before 4 pm on a Working Day but otherwise on the next following Working Day (as defined above)

     and in this clause 9.8 "party" includes any Guarantor.

10.  RIGHT TO BREAK

10.1 Subject to the condition specified in Clause 10.2 below the Tenant may terminate this Lease on 29th September, 2011 ("the Break Date") by giving to the Landlord no less than 14 months' prior written notice ("a Notice to Break") expiring on the Break Date (time to be of the essence) and (subject to that condition) if a Notice to Break is given this lease shall on the Break Date forthwith cease and determine without prejudice to any right and remedy of either party against the other in respect of any antecedent breach and without prejudice to the provisions of Clauses 10.3 and 10.4 below

10.2 The condition specified in Clause 10.1 above is that either:

10.2.1 The Tenant gives vacant possession of the whole of the Premises to the Landlord or

10.2.2 The Tenant has taken all reasonable steps to obtain such vacant possession and the Tenant is entitled to such vacant possession and upon the termination of the Lease on the Break Date the Landlord will immediately be entitled to vacant possession

10.3 If this lease is determined on the Break Date the Tenant shall pay to the Landlord on the Break Date a sum equal to 1.5 years' Rent (which for this purpose shall mean Rent at the yearly rate at which it was payable immediately before the Break Date) plus VAT

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                                       22


10.4 If the Tenant having given a Notice to Break does not give vacant possession of the whole of the Premises at the Break Date the Tenant will indemnify the Landlord against all costs and expenses properly incurred by the Landlord in obtaining vacant possession.

11.  SURETY'S COVENANTS

11.1 Payment

     The Surety covenants with the Landlord in respect of the period ending on the date on which Unipath Limited is released by virtue of the Landlord and Tenant (Covenants) Act 1995 that:

          (i) the Tenant will throughout the term as well after as before any disclaimer of this lease pay the rents reserved by this lease as from time to time reviewed and will observe and perform the Tenant's covenants in this lease;

          (ii) in case of default or delay on the part of the Tenant the Surety will by way of primary obligation and not merely as a guarantor or as collateral to the Tenant's obligation pay to the Landlord any sum which ought to be paid and make good any breaches of the Tenant's covenants in this lease including all losses, damages, costs and expenses arising or incurred by the Landlord; and

          (iii) the Surety will indemnify the Landlord against all costs arising from or in contemplation of the enforcement of the Surety's covenants in this lease.

11.2 New lease

     (A) The Surety further covenants with the Landlord that in the event of forfeiture of this lease or if the Tenant is dissolved or enters into liquidation and the Crown or the liquidator disclaims this lease, then the Surety or such of the persons for the time being comprising the Surety as the Landlord may choose shall within three months of the forfeiture or disclaimer upon being required so to do by the Landlord by written notice given at any time take up a new lease of the demised premises and deliver a duly executed counterpart to the Landlord upon the same terms as this lease save that:

          (i) such lease will be subject to and with the benefit of this lease if and so far as it is subsisting;

          (ii) the term will commence on the date of such notice and expire on the date the Term specified in the Particulars of this lease is due to expire or would have expired but for its having already ended; and

          (iii) so far as there are outstanding breaches of the Tenant's covenants in this lease, the Landlord may require without prejudice to its other remedies that such lease contains a covenant that they will be remedied promptly at the cost of the Surety to the satisfaction of the Landlord.

     (B)  The Surety will:

          (i) join in any consent, approval or licence required by any other person interested in the demised premises in connection with the grant of the lease; and

          (ii) on completion of such lease indemnify the Landlord against its costs in connection with the obtaining of any such consent, approval or licence and the grant of the lease.

11.3 Ranking of claims

     (A) The Surety will only be entitled to enforce its rights in respect of any sums it pays or liabilities it incurs under the Surety's covenants in this lease or in any new lease it is required to take up under this schedule after the Surety's obligations under all such covenants have been observed, performed and discharged in full and the Surety shall not:

          (i) seek to recover from the Tenant in competition with the Landlord whether directly or by way of set-off, lien, counter-claim or otherwise or accept any money or other property or security or exercise any rights in respect of any sum which may be or become due to the Surety on account of failure by the Tenant to observe, perform or discharge the Tenant's covenants in this lease;

          (ii) claim, prove for or accept any payment in any composition by or winding up or liquidation of the Tenant or any third party in competition with the Landlord for any amount owing to the Surety on any account.

     (B) The Surety warrants to the Landlord that it has not taken and will not take any security from the Tenant or any third party in connection with the Surety's covenants in this lease or in any new lease it is required to take up under this schedule and any such security so taken shall be held in trust for the Landlord as security for the respective liabilities of the Surety and the Tenant.

11.4 Sole or principal debtor

     Without prejudice to the rights of the Landlord against the Tenant as principal the Surety as a separate and independent stipulation agrees that any liability mentioned in this schedule which may not be recoverable on the footing of a guarantee whether by reason of any legal limitation, disability or incapacity on or of the Tenant or any other fact or circumstance and whether known to the Landlord or not will nevertheless be recoverable from the Surety as though it had been incurred by the Surety and the Surety was the sole or principal debtor in respect of it and will be paid by the Surety on demand together with interest (as well after as before any judgment) at the rate of four per centum per annum above the base rate of National Westminster Bank Plc from time to time from the date of demand until payment.

11.5 Immediate recourse

     The provisions of this schedule are in addition to and not in substitution for any other rights which the Landlord may have and may be enforced against the Surety whether or not recourse has been had to any such rights and whether or not any steps or proceedings have been taken against the Tenant.

11.6 Obligations to subsist

     The rights of the Landlord and the obligations of the Surety will continue to subsist notwithstanding:

          (i) the neglect or forbearance of the Landlord in endeavouring to obtain payment of the rents reserved by this lease or enforcing the observance and performance of the Tenant's covenants in this lease whether from or by the Tenant, the Surety or any other person;

          (ii) any time which may be given by the Landlord for the payment of the rents reserved by this lease or the observance and performance of the Tenant's covenants in this lease whether from or by the Tenant, the Surety or any other person;

          (iii) the demand or acceptance of sums at a time when the Landlord has notice of a breach of the Tenant's covenants in this lease;

          (iv) the refusal by the Landlord to accept rent tendered by or on behalf of the Tenant, the Surety or any other person;

          (v)  the grant of any licence, consent or approval by the Landlord;

          (vi) any variation of this lease agreed between the Landlord and the Tenant for the time being save as provided in Section 18 of the Landlord and Tenant (Covenants) Act 1995;

          (vii) the disposition of the Landlord's reversion or any part of it;

          (viii) the release of any one or more persons for the time being constituting the Tenant or the Surety; or

          (ix) any other act omission, matter or thing by which (but for this provision) the Tenant or the Surety would be exonerated either wholly or in part from its obligations to the Landlord other than a release under seal given by the Landlord.

11.7 Supplemental

     If so reasonably required by the Landlord the Surety will join in any instrument made under or supplemental to this lease for the purpose of acknowledging it is bound by it and that the obligations in this clause extend to it.

11.8 Statutory avoidance

     No assurance, security or payment which may be avoided under any Statute nor any release, settlement or discharge of the Surety which may have been given or made on the faith of any such assurance, security or payment shall prejudice or affect the right of the Landlord to recover from the Surety to the full extent of this clause as if such release, settlement or discharge had not occurred.

11.9 Agent for Service

     (A) The Surety irrevocably appoints General Counsel, with a copy to the Managing Director of Unipath Limited, both of of Stannard Way, Priory Business Park, Bedford MK44 3UP to be its agent for the receipt of Service Documents. It agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent effected in any manner permitted by the Civil Procedure Rules.

     (B) If the agent at any time ceases for any reason to act as such, the Surety shall appoint a replacement agent having an address for service in England or Wales and shall notify the Landlord of the name and address of the replacement agent. Failing such appointment and notification, the Landlord shall be entitled by notice to the Surety to appoint a replacement agent to act on behalf of the Surety. The provisions of this clause applying to service on an agent apply equally to service on a replacement agent.

     (C) A copy of any Service Document served on an agent shall be sent by post to the Surety. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

     (D) "SERVICE DOCUMENT" means a claim form, application notice, order, judgment or other document relating to any Proceedings.

12.  GOVERNING LAW

     This lease is to be governed by and construed in accordance with English
     Law.

13.  JURISDICTION

13.1 The courts of England are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this lease. Any proceeding, suit or action arising out of or in connection with this lease (PROCEEDINGS) shall be brought only in the courts of England. This clause is not concluded for the benefit of any party or parties to this lease.

13.2 Each party waives (and agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the taking of proceedings in the courts of England. Each party also agrees that a judgment against it in Proceedings brought in England shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

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                                       26


13.3 Each party irrevocably submits and agrees to submit to the jurisdiction of the courts of England.

14.  AGREEMENT

     This lease has been entered into pursuant to an agreement dated 20th December 2001.

IN WITNESS of which the parties hereto have executed this instrument as their Deed and it is the parties' intention that this Deed be delivered and is hereby delivered on the date first above written

                                 FIRST SCHEDULE

                                 RIGHTS RESERVED

1 The right at reasonable times and upon reasonable prior written notice (except in cases of emergency) to enter the Premises:

1.1  to inspect the condition and the state of repair of the Premises

1.2 to take schedules or inventories of fixtures and other items to be yielded up on the expiry of the Term and

1.3  to exercise any of the rights granted to the Landlord by this lease

2 The right with the Surveyor and any person acting as the third party determining the Rent in default of agreement between the parties under the provisions for rent review contained in this lease at convenient hours and on reasonable prior notice to enter and to inspect and measure the Premises for all purposes connected with any pending or intended step under the 1954 Act or the implementation of the above provisions

PROVIDED THAT (in the case of all the rights reserved in this Schedule) the Landlord shall procure that as little inconvenience and damage as possible is caused in the exercise of such rights and shall forthwith make good all damage caused

                                 SECOND SCHEDULE

                                   RENT REVIEW

                      PART I - RENT REVIEW UNDER THIS LEASE

1    DEFINITIONS

     In this Schedule the following expressions shall have the following meanings:

1.1 "ACTUAL BUILDING RENT" means in respect of any Review Date an amount representing whichever shall be the greater of either:

     (i)  the annual rent or

     (ii) the aggregate annual rents

     which (in either case) (after the expiry of such rent free or concessionary rent period as would in the then state of the market normally be allowed to a willing tenant of the Premises or the relevant part thereof (not however exceeding the period which it would be reasonable to expect him to need to fit out and equip the Premises to meet his particular requirements)) could on that Review Date reasonably be expected to be obtained in the open market for the Premises if they were then vacant on the grant of a lease of the whole or separate leases of (i) the Office Building and (ii) the Production Building by a willing landlord to a willing tenant or tenants for a term of fifteen years commencing on the relevant Review Date and having regard to the terms of any licences granted by the Landlord at the request of the Tenant and any waiver or variation by the parties of any of the covenants and conditions contained in this lease and otherwise making the Assumptions but disregarding the Disregarded Matters

1.2 "APPLICABLE NOTIONAL OFFICE RENT" means (i) in respect of any Review Date except the first and second the Notional Office Rent in relation to whatever is the Selected Town in respect of that Review Date and (ii) in respect of the first and second Review Dates whichever is the highest at that Review Date of:

1.2.1 the Notional Office Rent in relation to Luton or

1.2.2 the Notional Office Rent in relation to Milton Keynes or

1.2.3 the Notional Office Rent in relation to Northampton or

1.2.4 the Notional Office Rent in relation to Wellingborough

1.3 "APPLICABLE NOTIONAL PRODUCTION RENT" means (i) in respect of any Review Date except the first and second the Notional Production Rent in relation to whatever is the Selected Town in respect of that Review Date and (ii) in respect of the first and second Review Dates whichever is the highest at that Review Date of:

1.3.1 the Notional Production Rent in relation to Luton or

1.3.2 the Notional Production Rent in relation to Milton Keynes or

1.3.3 the Notional Production Rent in relation to Northampton or

1.3.4 the Notional Production Rent in relation to Wellingborough

1.4 "ASSUMPTIONS" means the following assumptions (if not facts) at the relevant Review Date:

1.4.1 That the Premises or the Qualifying Premises (as the case may be) are fitted out for immediate occupation and use

1.4.2 That in the case of the Office Building the Net Internal Area excludes the area shown hatched black on the "Net Internal Area" drawings attached hereto and that in the case of the Office Building or the Qualifying Office Premises they have the benefit of good natural lighting throughout and that it or they are fitted equipped and finished in the manner and to the standards and using materials of the quality specified in the Notional Office Building Specification attached to this lease

1.4.3 That in the case of the Production Building the Gross Internal Area is 682 square feet less than the actual Gross Internal Area and that in the case of the Production Building or the Qualifying Production Premises they have clear regular space with a clear height at ground floor level of 8 metres, eight loading doors (in the case of the Production Building) and one loading door for every 10,000 square feet of the Gross Internal Area of the building (in the case of the Qualifying Production Premises), and (in either case) the site of the building is such that the gross external ground floor area of the building is in the range 40%-45% of the gross site area and includes a service yard as appropriate to the size of the premises, and that it or they are fitted, equipped and finished in the manner and to the standards and using materials of the quality specified in the Notional Production Building Specification attached to this lease

1.4.4 That the premises being let are suitable for use, as to the Office Building or the Qualifying Office Premises within Class B1 (a) and/or Class B1 (b) (with ancillary uses), and as to the Production Building or the Qualifying Production Premises within Classes Bl(c) and/or B8 (with ancillary uses), or (in either case) any other use permitted by any licence given by the Landlord at the request of the Tenant and have planning permission for such uses

1.4.5 That no work has been carried out to the Premises by the Tenant any undertenant or their respective predecessors in title during the Term or during any period of occupation prior thereto which has diminished the rental value of the Premises

1.4.6 That if the Premises or any part or parts thereof have been destroyed or damaged they have been fully rebuilt and reinstated

1.4.7 That the Premises or the Qualifying Premises (as the case may be) are in a good state of repair and decorative condition

1.4.8 That all the covenants contained in this lease have been fully performed and observed

1.4.9 That the Qualifying Premises have and will have throughout the term required to be calculated for the purposes of such lease the benefit of all rights easements quasi-easements permissions approvals services facilities and amenities (whether the same be required from the Landlord or from any other person or authority) which are necessary or appropriate so as to enable the willing tenant properly and beneficially to occupy use and enjoy the Qualifying Premises

1.4.10 That otherwise such lease shall be upon the same terms and conditions as those of this lease (except as to the initial amount of the Rent first hereby reserved and except also that (i) the rent reviews shall be at five-yearly intervals from the commencement of the hypothetical term and
     (ii) the Second Schedule to such lease (containing the provisions for the review of rent) shall be in the form set out in Part II of this Schedule in substitution for this Schedule (with the appropriate alternative wording in the case of paragraph 1.1.2))

1.5 "CLASS B1(A)", "CLASS B1(B)", "CLASS B1(C)" AND "CLASS B8" mean respectively those Classes in the Schedule to the Town and Country Planning (Use Classes) Order 1987

1.6  "DISREGARDED MATTERS"' means:

1.6.1 Any effect on rent of the fact that the Tenant any permitted undertenant or their respective predecessors in title have been in occupation of the Premises or any part thereof

1.6.2 Any goodwill attached to the Premises by reason of the business then carried on at the Premises by the Tenant or any permitted undertenant

1.6.3 Any value attributable to the existence of any tenant's trade fixtures and fittings or any other equipment or property of the Tenant in the Premises

1.6.4 Any increase in rental value of the Premises attributable to the existence at the relevant Review Date of any improvement to the Premises or any part thereof carried out during the Term or during any period of occupation prior thereto arising out of an agreement to grant this lease by the Tenant or any permitted undertenant or their respective predecessors in title otherwise than in pursuance of an obligation to the Landlord or its predecessors in title

1.6.5 Any effect on rent of any obligation of the Tenant arising under this lease or any deed licence consent or other instrument granted by the Landlord at the request of the Tenant to reinstate the Premises to the same condition or design as they were before the carrying out of any works to the Premises or to comply with the provisions of Clause 5.16.2

1.6.6 In relation to the Qualifying Premises such of the matters referred to in this paragraph 1.6 as would be expected to be disregarded had the Tenant been in occupation of the Qualifying Premises

1.7 "GROSS INTERNAL AREA" AND "NET INTERNAL AREA" mean respectively a floor area expressed in square feet measured in accordance with the corresponding definition contained in the Fourth Edition of the Code of Measuring Practice published in

     November 1993 by Surveyors Holdings Limited on behalf of the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers ("the Current Code") or such later edition of that Code as may be current at the Relevant Review Date or in accordance with such other normally accepted method of measuring premises of the relevant type as may at the Relevant Review Date have superseded the Current Code (any such later edition or other method being referred to in this Schedule as a "New Code")

1.8 "NOTIONAL LEASE" means a lease of the relevant Qualifying Premises on the following terms:

1.8.1 The permitted user shall be Class B1(a) and/or Class B1(b) in the case of Qualifying Office Premises and Class B1(c) and/or Class B8 in the case of Qualifying Production Premises (in each case with ancillary uses)

1.8.2 The lease shall permit the Tenant to underlet such parts of the relevant Qualifying Premises (as well as the whole) as shall correspond more or less with the size of parts of the Premises as may be underlet under the terms of this lease and to create such number of underlettings as shall be appropriate to the size of the premises (having regard to the number of underlettings permitted under this lease)

1.8.3 Otherwise such lease shall be upon the same terms and conditions (mutatis mutandis) as those of this lease (except as to the initial amount of the Rent first hereby reserved and except also that (i) the rent reviews shall be at five-yearly intervals from the commencement of the hypothetical term and (ii) the Second Schedule to such lease (containing the provisions for the review of rent) shall be in the form set out in Part II of this
     Schedule in substitution for this Schedule (with the appropriate alternative wording in the case of paragraph 1.1.2))

1.9 "NOTIONAL OFFICE RENT" means in relation to any Specified Town the annual rent per square foot of Net Internal Area which (after the expiry of such rent free or concessionary rent period as would in the then state of the market normally be allowed to a willing tenant of Qualifying Office Premises (not however exceeding the period which it would be reasonable to expect him to need to fit out and equip those premises to meet his particular requirements)) could on that Review Date reasonably be expected to be obtained in the open market for Qualifying Office Premises in that Specified Town if they were then vacant on the grant of a Notional Lease of them by a willing landlord to a willing tenant for a term of fifteen years commencing on the relevant Review Date and otherwise making the Assumptions applicable to Qualifying Office Premises but disregarding the Disregarded Matters applicable to Qualifying Office Premises

1.10 "NOTIONAL PRODUCTION RENT" means in relation to any Specified Town the annual rent per square foot of Gross Internal Area which (after the expiry of such rent free or concessionary rent period as would in the then state of the market normally be allowed to a willing tenant of Qualifying Production Premises (not however exceeding the period which it would be reasonable to expect him to need to fit out and equip those premises to meet his particular requirements)) could on that Review Date reasonably be expected to be obtained in the open market for Qualifying Production Premises in that Specified Town if they were then vacant on the grant of a Notional Lease of them by a willing landlord to a willing tenant for a term of fifteen years commencing on the relevant

     Review Date and otherwise making the Assumptions applicable to Qualifying Production Premises but disregarding the Disregarded Matters applicable to Qualifying Production Premises

1.11 "NOTIONAL RENT" means the aggregate of:

1.11.1 the Applicable Notional Office Rent multiplied by fifty-three thousand seven hundred and eighty-six (53,786) and

1.11.2 the Applicable Notional Production Rent multiplied by eighty-six thousand and twenty-one (86,021)

     PROVIDED THAT it is agreed that the multipliers referred to in paragraphs
     1.11.1 and 1.11.2 represent respectively the Net Internal Area of the Office Building and the Gross Internal Area (less 682 square feet) of the Production Building as measured in accordance with the Current Code and that if at the Relevant Review Date the Current Code shall have been superseded by a New Code under which the basis of measurement of buildings of the same type as the relevant building is different from the basis of measurement of such buildings under the Current Code then the multiplier for each building shall instead be the Net Internal Area (in the case of the Office Building) or the Gross Internal Area less an amount equivalent to 682 square feet under the Current Code (in the case of the Production Building) of the relevant building measured in accordance with the New Code

     PROVIDED FURTHER that if at the Relevant Review Date the expression "Net Internal Area" and/or "Gross Internal Area" shall have been replaced by a different expression then that different expression shall be substituted for "Net Internal Area" and/or "Gross Internal Area" (as appropriate) in this paragraph 1.11 and in paragraphs 1.9 and 1.10 above

1.12 "PRESIDENT" means the President for the time being of the Royal Institution of Chartered Surveyors and includes the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf

1.13 "QUALIFYING PREMISES" means Qualifying Office Premises or Qualifying Production Premises (as appropriate)

1.14 "QUALIFYING OFFICE PREMISES" means office premises having a Net Internal Area of fifty thousand (50,000) square feet (or if it proves impossible to find comparable evidence in order to value a building of that size then thirty thousand (30,000) square feet) which is located in what is (at the time of the relevant Review Date) a good out of town business park location:

1.14.1 In Wellingborough or Northampton or Luton or

1.14.2 In Milton Keynes outside the central business district shown edged red on the attached plan showing Central Milton Keynes

1.15 "QUALIFYING PRODUCTION PREMISES" means production and/or warehouse premises having a Gross Internal Area of eighty thousand (80,000) square feet:

1.15.1 In the case of Wellingborough Northampton or Luton in a location outside the relevant town centre

1.15.2 In the case of Milton Keynes in a location outside the central business district shown edged red on the attached plan showing Central Milton Keynes

1.16 "REVISED RENT" means in respect of any Review Date the greatest of:

1.16.1 The Actual Building Rent in respect of that Review Date and

1.16.2 The Notional Rent in respect of that Review Date and

1.16.3 The Rent payable under this lease immediately before the relevant Review Date (or which would have been payable but for the operation of the cesser of rent provision (if applicable))

1.17 "THE SELECTED TOWN" means in respect of any Review Date other than the first and second Review Dates (in relation to which this expression is of no relevance) the Specified Town selected by the Landlord for the purposes of the rent review at that Review Date and it is agreed that in respect of any such Review Date:

1.17.1 Only one town may be selected (so that the same town shall be the Selected Town in relation to both the Applicable Notional Office Rent and the Applicable Notional Production Rent)

1.17.2 The town selected need not be (but may be) the town which was selected in respect of the previous Review Date.

1.17.3 The selection may be made after the Notional Office Rent and Notional Production Rent in relation to all the Specified Towns has been ascertained

1.18 "SPECIFIED TOWNS" are Luton, Milton Keynes, Northampton and Wellingborough and a "Specified Town" means any of them

1.19 "SURVEYOR" means an independent chartered surveyor of not less than ten
     (10) years standing who is experienced in the valuation and leasing of commercial property appointed from time to time to determine either or both of the Actual Building Rent and the Notional Rent pursuant to the provisions of this Schedule

2    UPWARDS ONLY RENT REVIEW

2.1 The Rent first reserved by this lease shall be reviewed at each Review Date in accordance with the provisions of this Schedule and from and including each Review Date the Rent shall subject to paragraph 2.2 below be the Revised Rent in respect of that Review Date as agreed or determined pursuant to the provisions of this Schedule

2.2 Following the first Review Date the Rent shall not be less than the Initial Rent multiplied by 1.2167 (one-decimal point-two-one-six-seven) and following the second Review Date the Rent shall not be less than the Initial Rent multiplied by 1.4802 (one decimal point-four-eight-nought-two)

3    AGREEMENT OR DETERMINATION OF THE REVIEWED RENT

     The Actual Building Rent and the Notional Rent at any Review Date may be agreed in writing at any time between the Landlord and the Tenant but if for any reason (whether through failure or omission to agree or negotiate or to initiate any negotiation) the Landlord and the Tenant have not so agreed either or both of the Actual Building Rent and the Notional Rent then either the Landlord or the Tenant may (whether before or after the relevant Review Date) by notice in writing to the other party require whichever of the Actual Building Rent and the Notional Rent has not then been so agreed to be determined by the Surveyor

4    APPOINTMENT OF SURVEYOR

     In default of agreement between the Landlord and the Tenant on the appointment jointly of the Surveyor the Surveyor shall be appointed by the President on the written application of either the Landlord or the Tenant who shall be at liberty to make such application not earlier than three (3) months before or at any such time after the relevant Review Date

5    FUNCTIONS OF THE SURVEYOR

     The Surveyor shall:

5.1  act as an arbitrator in accordance with the Arbitration Acts 1950 to 1979

5.2 within sixty (60) days of his appointment or within such extended period as the Landlord and the Tenant shall jointly agree in writing give to each of them written notice of the amount of either or both of the Actual Building Rent and the Notional Rent (as the case may be) as determined by him

6    COSTS OF REFERENCE TO SURVEYOR

     The costs of any reference to the Surveyor shall be in the award of the Surveyor and whatever the award of the Surveyor his costs may be paid in full by either party in order to secure the release of his award or determination and in that event the other party shall reimburse to the paying party the share of those costs payable by him

7    INTERIM PAYMENTS PENDING DETERMINATION

7.1 In the event that by any Review Date the amount of the Revised Rent has not been agreed or determined as aforesaid (the date of agreement or determination being herein called "the Determination Date") then in respect of the period of time (herein called "the Interim Period") beginning with that Review Date and ending on the day before the quarter day following the Determination Date the Tenant shall pay to the Landlord rent at the yearly rate payable immediately before the relevant Review Date and on the Determination Date the Tenant shall pay to the Landlord on demand the amount by which the Revised Rent exceeds the Rent actually paid during the Interim Period together with interest thereon at 3% below the Interest Rate from the relevant Review Date to the date of actual payment

7.2 In the case of the rent reviews at the first and second Review Dates, where paragraph 7.1. above applies the payment in respect of the Interim Period shall be at the rate of the minimum Rent payable after the relevant Review Date pursuant to paragraph 2.2

8    MEMORANDA OF REVISED RENT

     As soon as the amount of any Revised Rent has been agreed or determined memoranda thereof or where applicable of the Rent payable pursuant to paragraph 2.2 above shall be prepared by the Landlord or its solicitors and thereupon shall be signed by or on behalf of the Landlord and the Tenant and annexed to this lease and the counterpart thereof and the parties shall bear their own costs in respect thereof

9    TIME NOT OF THE ESSENCE

For the purpose of this Schedule time shall not be of the essence

                 PART II - NOTIONAL LEASE RENT REVIEW PROVISIONS
              [REFERRED TO IN PARAGRAPHS 1.4.10 AND 1.8 OF PART I]

1    DEFINITIONS

     In this Schedule the following expressions shall have the following meanings:

1.1 "ASSUMPTIONS" means the following assumptions (if not facts) at the relevant Review Date:

1.1.1 That the Premises are fitted out for immediate occupation and use

1.1.2 [IN CASE OF ASSUMED LETTING OF PREMISES AS A WHOLE FOR THE PURPOSES OF DETERMINING THE ACTUAL BUILDING RENT]

     That the Premises are suitable for use as to the Office Building within Class B1(a) and/or Class B1(b) (with ancillary uses) and as to the Production Building within Classes B1 (c) and/or B8 (with ancillary uses) or (in either case) any other use permitted by any licence given by the Landlord at the request of the Tenant and have planning permission for such uses

     [IN CASE OF ASSUMED LETTING OF THE OFFICE BUILDING OR QUALIFYING OFFICE PREMISES]

     That the premises being let are suitable for use within Class B1 (a) and/or Class B1(b) (with ancillary uses) or any other use permitted by any licence given by the Landlord at the request of the Tenant and have planning permission for such uses

     [IN CASE OF ASSUMED LETTING OF THE PRODUCTION BUILDING OR QUALIFYING PRODUCTION PREMISES]

     That the premises being let are suitable for use within Class B1(c) and/or Class B8 (with ancillary uses) or any other use permitted by any licence given by the Landlord at the request of the Tenant and have planning permission for such uses

1.1.3 That no work has been carried out to the Premises by the Tenant any undertenant or their respective predecessors in title during the Term or during any period of occupation prior thereto which has diminished the rental value of the Premises

1.1.4 That if the Premises or any part or parts thereof have been destroyed or damaged they have been fully rebuilt and reinstated

1.1.5 That the Premises are in a good state of repair and decorative condition

1.1.6 That all the covenants contained in this lease have been fully performed and observed

1.1.7 That otherwise such lease shall be upon the same terms and conditions as those of this lease (except as to the initial amount of the Rent first hereby reserved and except also that the rent reviews shall be at five-yearly intervals from the commencement of the hypothetical term)

1.2 "CLASS B1(A)", "CLASS B1(B)", "CLASS B1(C)" AND "CLASS B8" mean respectively those Classes in the Schedule to the Town and Country Planning (Use Classes) Order 1987

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                                       37


1.3  "DISREGARDED MATTERS" means:

1.3.1 Any effect on rent of the fact that the Tenant, any permitted undertenant or their respective predecessors in title have been in occupation of the Premises or any part thereof

1.3.2 Any goodwill attached to the Premises by reason of the business then carried on at the Premises by the Tenant or any permitted undertenant

1.3.3 Any value attributable to the existence of any tenant's trade fixtures and fittings or any other equipment or property of the Tenant in the Premises

1.3.4 Any increase in rental value of the Premises attributable to the existence at the relevant Review Date of any improvement to the Premises or any part thereof carried out during the Term or during any period of occupation prior thereto arising out of an agreement to grant this lease by the Tenant or any permitted undertenant or their respective predecessors in title otherwise than in pursuance of an obligation to the Landlord or its predecessors in title

1.3.5 Any effect on rent of any obligation of the Tenant arising under this lease or any deed licence consent or other instrument granted by the Landlord at the request of the Tenant to reinstate the Premises to the same condition or design as they were before the carrying out of any works to the Premises

1.4 "MARKET RENT" means in respect of any Review Date an amount representing the annual rent which (after the expiry of such rent free or concessionary rent period as would in the then state of the market normally be allowed to a willing tenant of the Premises (not however exceeding the period which it would be reasonable to expect him to need to fit out and equip the Premises to meet his particular requirements)) could on that Review Date reasonably be expected to be obtained in the open market for the Premises if they were then vacant on the grant of a lease of them by a willing landlord to a willing tenant for a term of fifteen years commencing on the relevant Review Date and having regard to the terms of any licences granted by the Landlord at the request of the Tenant and any waiver or variation by the parties of any of the covenants and conditions contained in this lease and otherwise making the Assumptions but disregarding the Disregarded Matters

1.5 "PRESIDENT" means the President for the time being of the Royal Institution of Chartered Surveyors and includes the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf

1.6  "REVISED RENT" means in respect of any Review Date the greater of:

1.6.1 The Market Rent in respect of that Review Date and

1.6.2 The Rent payable under this lease immediately before the relevant Review Date (or which would have been payable but for the operation of the cesser of rent provision (if applicable))

1.7  "SURVEYOR" means an independent chartered surveyor of not less than ten
     (10) years standing who is experienced in the valuation and leasing of commercial property appointed from time to time to determine the Market Rent pursuant to the provisions of this Schedule

2    UPWARDS ONLY RENT REVIEW

     The Rent first reserved by this lease shall be reviewed at each Review Date in accordance with the provisions of this Schedule and from and including each Review Date the Rent shall be the Revised Rent in respect of that Review Date as agreed or determined pursuant to the provisions of this Schedule

3    AGREEMENT OR DETERMINATION OF THE REVIEWED RENT

     The Market Rent at any Review Date may be agreed in writing at any time between the Landlord and the Tenant but if for any reason (whether through failure or omission to agree or negotiate or to initiate any negotiation) the Landlord and the Tenant have not so agreed the Market Rent then either the Landlord or the Tenant may (whether before or after the relevant Review
     Date) by notice in writing to the other party require the Market Rent to be determined by the Surveyor

4    APPOINTMENT OF SURVEYOR

     In default of agreement between the Landlord and the Tenant on the appointment jointly of the Surveyor the Surveyor shall be appointed by the President on the written application of either the Landlord or the Tenant who shall be at liberty to make such application not earlier than three (3) months before or at any such time after the relevant Review Date

5    FUNCTIONS OF THE SURVEYOR

     The Surveyor shall:

5.1  act as an arbitrator in accordance with the Arbitration Acts 1950 to 1979

5.2 within sixty (60) days of his appointment or within such extended period as the Landlord and the Tenant shall jointly agree in writing give to each of them written notice of the amount of the Market Rent as determined by him

6    COSTS OF REFERENCE TO SURVEYOR

     The costs of any reference to the Surveyor shall be in the award of the Surveyor and whatever the award of the Surveyor his costs may be paid in full by either party in order to secure the release of his award or determination and in that event the other party shall reimburse to the paying party the share of those costs payable by him

7    INTERIM PAYMENTS PENDING DETERMINATION

     In the event that by any Review Date the amount of the Revised Rent has not been agreed or determined as aforesaid (the date of agreement or determination being herein called "the Determination Date") then in respect of the period of time (herein called "the Interim Period") beginning with that Review Date and ending on the day before the quarter day following the Determination Date the Tenant shall pay to the Landlord rent at the yearly rate payable immediately before the relevant Review Date and on the Determination Date the Tenant shall pay to the Landlord on demand the amount by which the Revised Rent exceeds the Rent actually paid during the Interim Period together with interest thereon at 3% below the Interest Rate from the relevant Review Date to the date of actual payment

8    MEMORANDA OF REVISED RENT

     As soon as the amount of any Revised Rent has been agreed or determined memoranda thereof shall be prepared by the Landlord or its solicitors and thereupon shall be signed by or on behalf of the Landlord and the Tenant and annexed to this lease and the counterpart thereof and the parties shall bear their own costs in respect thereof

9    TIME NOT OF THE ESSENCE

     For the purpose of this Schedule time shall not be of the essence

                                 THIRD SCHEDULE

                               THE USER COVENANTS

1    USER

1.1  Not to use the Premises other than for the Permitted User

1.2 Not to discharge into any of the Pipes serving the Premises or any other property any oil grease or other deleterious matter or any substance which might be or become a source of danger or injury to the drainage system of the Premises

1.3 Not to install or use in or upon the Premises any machinery or apparatus which causes noise or vibration which can be excessively heard or felt in nearby premises or outside the Premises or which may cause damage

1.4 Not to play or use any musical instrument loudspeaker tape recorder gramophone radio or other equipment or apparatus that produces sound in the Premises so as to be heard in nearby premises or outside the Premises

1.5 Not to display any flashing lights in the Premises that can be seen from outside the Premises

2    ALTERATIONS

2.1 Not to make any structural alteration or addition to the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

2.2 To make connection with any Pipes serving the Premises only if consent to make such connection has previously been obtained from the competent statutory authority or undertaker (if applicable)

3    SIGNS AND ADVERTISEMENTS

     Not to place or display on the exterior of the Premises any notice sign placard or advertisement other than:

3.1  directional signs or

3.2 suitable signs of a size and kind first approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed)

4    OPEN AREAS

4.1 To keep any landscaped areas within the Premises well maintained in accordance with the rules of good husbandry

4.2 Not to allow any material manufactured or part manufactured goods tools machinery unroadworthy vehicles pallets packaging waste or rubbish to be stored in or left on any open areas within the Premises (but for the avoidance of doubt this does not include any areas within the Premises which are screened for such purposes or within any service yard/area with a perimeter wall or close-boarded fence of no less than 2 metres in height

4.3  To keep all open areas within the Premises clean and tidy

5    CEILING AND FLOOR LOADING

     Not to bring or permit to remain upon the Premises any safes machinery goods or other articles which shall or may strain or damage the Premises or any part of them

6    ESTATE ROADS

6.1 Not to permit any vehicles belonging to the Tenant or any persons calling on the Premises expressly or by implication with the authority of the Tenant to stand on the Estate Roads or the pavements and to use its reasonable endeavours to ensure that such persons calling on the Premises do not permit any vehicle to stand on any such road or pavement

6.2 Pending adoption as public highway maintainable at public expense, not to bring for the use upon the Estate Roads any vehicle or machine not suitable for use upon a public highway or which, although suitable, are overloaded or used in an improper manner and to indemnify the Landlord and Superior Landlord in respect of any damage caused to the surface of the Estate Roads as the result of a breach of this covenant

                                 FOURTH SCHEDULE

                              GUARANTOR'S COVENANTS

The Guarantor covenants with the Landlord and without the need for any express assignment with all its successors in title that:

1    TO PAY OBSERVE AND PERFORM

     During the Term the Assignee (which expression in this and the following covenants shall include its successors in title) shall punctually pay the rents and observe and perform the covenants and other terms of the lease and if at any time during the Term the Assignee shall make any default in payment of the rents or in observing or performing any of the covenants or other terms of the lease the Guarantor will pay the rents and observe or perform the covenants or terms in respect of which the Assignee shall be in default and make good to the Landlord on demand and indemnify the Landlord against all losses damages costs and expenses arising or incurred by the Landlord as a result of such non-payment non-performance or non-observance (including but without limitation any costs and expenses properly incurred by the Landlord in obtaining payment of any monies due from the Guarantor pursuant to this covenant) notwithstanding:

1.1 any time or indulgence granted by the Landlord to the Assignee or any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the covenants or other terms of the lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Assignee at a time when the Landlord was entitled (or would after the service of a notice under the Law of Property Act 1925 Section 146 have been entitled) to re-enter the Premises

1.2 that the terms of the lease may have been varied by agreement between the parties

1.3 that the Assignee shall have surrendered part of the Premises in which event the liability of the Guarantor under the lease shall continue in respect of the part of the Premises not so surrendered after making any necessary apportionments under the Law of Property Act 1925 Section 140 and

1.4 any other act or thing (other than a release by deed) by which but for this provision the Guarantor would have been released

2    TO TAKE LEASE FOLLOWING DISCLAIMER

     If at any time during the Term the Assignee (being an individual) shall become bankrupt or (being a company) shall enter into liquidation and the trustee in bankruptcy or liquidator shall disclaim the lease or if (being a company) the Assignee shall be struck off the register of companies or shall be dissolved the Guarantor shall if the Landlord shall by notice within 6 months after such disclaimer or other event so require take from the Landlord a lease of the Premises for the residue of the Contractual Term which would have remained had there been no disclaimer or other event at the rents payable under the lease immediately before such disclaimer or other event and subject to the same covenants and terms as in the lease (except that the Guarantor shall not be required to procure that any other person is made a party to that lease as guarantor) such new lease to take effect from the date of such disclaimer and in such case the Guarantor shall pay the reasonable and proper costs of such new lease and execute and deliver to the Landlord a counterpart of it

3    TO MAKE PAYMENTS FOLLOWING DISCLAIMER

     If the lease shall be disclaimed and for any reason the Landlord does not require the Guarantor to accept a new lease of the Premises in accordance with paragraph 2 of this Schedule the Guarantor shall pay to the Landlord on demand an amount equal to the difference between any money received by the Landlord for the use or occupation of the Premises and the rents payable or which would (but for such disclaimer or other event) have been payable under the lease for the period commencing with the date of such disclaimer and ending on whichever is the earlier of the following dates:

3.1  the date 6 months after such disclaimer and

3.2  the date (if any) upon which the Premises are relet

                                                                   Exhibit 10.40

THE COMMON SEAL OF UNILEVER     )
UK CENTRAL RESOURCES LIMITED    )
was affixed in the presence of: )   /s/ ILLEGIBLE
                                    --------------------------------------------
Director

Secretary                           /s/ ILLEGIBLE
                                    --------------------------------------------

EXECUTED AS A DEED by UNIPATH   )
LIMITED acting by:              )   /s/ Kevin Stearn
                                    --------------------------------------------
                                    Kevin Stearn, Managing Director

Director


Director/Secretary                  /s/ Rod Whitaker
                                    --------------------------------------------
                                    Rod Whitaker, Company Secretary


EXECUTED AS A DEED by           )
INVERNESS MEDICAL               )
INNOVATIONS INC acting by its   )
assistant secretary:            )


Assistant Secretary                 /s/ Jay McNamara
                                    --------------------------------------------
                                    Jay McNamara, Assistant Secretary

ANNEXURES: PLAN A

           PLAN B

           PLAN C

           A COPY OF THE SUPERIOR LEASE (INCLUDES A COPY OF THE HEADLEASE)